Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

TD HOLDING CORPORATION

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ARTICLE I

The name of the corporation (the “Corporation”) is:

TD Holding Corporation

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.  The name of the registered agent of the Corporation at such address is Corporation Service Company, in the county of New Castle.

ARTICLE III

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

The total number of shares of all classes of stock which the Corporation shall have authority to issue is (a) 1,500,000 shares of common stock, par value $0.01 per share (the “Common Stock”) and (b) 1,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).  Each holder of Common Stock shall be entitled to one vote for each share held.

The Preferred Stock may be issued from time to time in one or more series, each of which series shall have such distinctive designation or title and such number of shares as shall be fixed by the Board of Directors of the Corporation (the “Board of Directors”) prior to the issuance of any shares thereof.  Each such series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it.  The Board of Directors is further authorized to increase or decrease (but not below the number of shares outstanding) the number of shares of any series of Preferred Stock subsequent to the issuance of shares of that series.  In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status of which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE V

The name and mailing address of the Sole Incorporator are as follows:

Russell L. Leaf
Willkie Farr & Gallagher
787 Seventh Avenue
New York, New York 10019-6099

ARTICLE VI

In furtherance and not in limitation of the powers conferred by statute, the by-laws of the Corporation may be made, altered, amended or repealed by the stockholders of the Corporation or by a majority of the entire Board of Directors.

ARTICLE VII

Elections of directors need not be by written ballot.

ARTICLE VIII

(a)  The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees)

actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity by the Corporation for such expenses which the Court of Chancery or such other court shall deem proper.

(c)  Expenses incurred in defending a civil or criminal action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Corporation) or may (in the case of any action, suit or proceeding against an officer, trustee, employee or agent of the Corporation) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of a person so indemnified to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

(d)  The indemnification and other rights set forth in this Article VIII shall not be exclusive of any provisions with respect thereto in the by-laws of the Corporation or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation.

(e)  Neither the amendment nor repeal of this Article VIII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VIII, shall eliminate or reduce the effect of this Article VIII in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to the reimbursement of expenses pursuant to this Article VIII if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

(f)  No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director:

(i)  for any breach of the director’s duty of loyalty to the Corporation or its stockholders;

(ii)  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(iii)  under Section 174 of the General Corporation Law of the State of Delaware; or

(iv)  for any transaction from which the director derived an improper personal benefit.

If the General Corporation Law of the State of Delaware is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

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THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware makes this Certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true and, accordingly, has hereunto set his hand this 8th day of July, 2003.

/s/ Russell L. Leaf
Russell L. Leaf
Sole Incorporator